UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-A/A

(Amendment No. 2)

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES

PURSUANT TO SECTION 12(b) OR (g) OF THE

SECURITIES EXCHANGE ACT OF 1934

FORESTAR GROUP INC.

(Exact name of registrant as specified in its charter)

Delaware	26-1336998
(State of incorporation or organization)	(I.R.S. Employer Identification No.)

6300 Bee Cave Road, Building 2, Suite 500
Austin, Texas	78746
(Address of principal executive offices)	(Zip Code)

Securities to be registered pursuant to Section 12(b) of the Act:

Title of each class to be so registered	Name of each exchange on which each class is to be registered
Preferred Stock Purchase Rights	New York Stock Exchange

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), check the following box.  ☒

If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), check the following box.  ☐

Securities Act registration statement file number to which this form relates: Not applicable

Securities to be registered pursuant to Section 12(g) of the Act:

None
(Title of class)

Item 1.  Description of Registrant’s Securities to be Registered.

Reference is hereby made to (i) the Registration Statement on Form 8-A filed by Forestar Group Inc. (the “Company”), with the Securities and Exchange Commission (the “SEC”) on January 5, 2017 (the “Original Registration Statement”), relating to the Tax Benefits Preservation Plan (as amended, the “Plan”), dated January 5, 2017, by and between the Company and Computershare Trust Company, N.A., as rights agent (the “Rights Agent”) and (ii) Amendment No. 1 to the Original Registration Statement on Form 8-A filed by the Company with the SEC on April 14, 2017 (“Amendment No. 1”) relating to the Plan. The Original Registration Statement and Amendment No. 1 are hereby incorporated by reference.

On June 29, 2017, the Company entered into an Agreement and Plan of Merger (the “Horton Merger Agreement”) with D.R. Horton, Inc., a Delaware corporation (“D.R. Horton”), and Force Merger Sub, Inc., a Delaware corporation and a wholly owned subsidiary of D.R. Horton (“Merger Sub”).  Pursuant to the terms and subject to the conditions set forth in the Horton Merger Agreement, Merger Sub will merge with and into the Company (the “Merger”), with the Company surviving the Merger (the “Surviving Company”).

Subject to the terms and conditions of the Horton Merger Agreement, at the effective time of the Merger (the “Effective Time”), each share of the Company’s common stock, par value $1.00 per share (“Company Common Stock”) will be converted into the right to receive, either: (i) the amount in cash per share of Company Common Stock equal to $17.75 (the “Cash Consideration”); or (ii) one share of  common stock of the Surviving Company (the “Stock Consideration”, and together with the Cash Consideration, the “Merger Consideration”), in each case at the election of the holder of such share of Company Common Stock, subject to procedures applicable to oversubscription and undersubscription for Cash Consideration. The aggregate amount of Cash Consideration will equal $558,256,373 (the “Cash Component”).

In connection with the Horton Merger Agreement and the transactions contemplated thereby, the Company and the Rights Agent have entered into Amendment No. 2 to Tax Benefits Preservation Plan, dated as of June 29, 2017 (the “Second Plan Amendment”), with respect to the Plan to provide that (i) none of D.R. Horton, Merger Sub or any of their “Affiliates” or “Associates” (as such terms are defined in the Plan), individually or collectively, shall be an “Acquiring Person” (as defined in the Plan) under the Plan solely by reason of the public announcement or disclosure, approval, adoption, execution or delivery of the Horton Merger Agreement, the consummation of the Merger or the consummation of any of the other transactions contemplated by the Horton Merger Agreement (each an “Exempt Event”), (ii) none of D.R. Horton, Merger Sub, or any of their Affiliates or Associates, individually or collectively, shall be deemed the “Beneficial Owner” of or shall be deemed to have “beneficial ownership of” or to “beneficially own” (as such terms are defined in the Plan) any shares of the Company Common Stock solely as a result of an Exempt Event, and (iii) the definition of “Expiration Date” has been amended to mean the earliest of (1) the “Final Expiration Date” (as defined in the Plan), (2) the time at which the “Rights” (as defined in the Plan) are redeemed or exchanged as provided in Section 23 and Section 24 of the Plan, (3) the time at which the Board determines that the Plan is no longer necessary or desirable for the preservation of “Tax Benefits” (as defined in the Plan), (4) the close of business on the first day of a taxable year of the Company to which the Board determines that no Tax Benefits, once realized, as applicable, may be carried forward, and (5) immediately prior to the effective time of the Merger (but only if the Merger does occur).

The foregoing description of the Second Plan Amendment and the Plan, including the description in the Original Registration Statement and Amendment No. 1, is only a summary, and does not purport to be complete, and is qualified in its entirety by reference to the Plan, Amendment No. 1 to Tax Benefits Preservation Plan, dated as of April 13, 2017, by and between the Company and Computershare Trust Company, N.A., and the Second Plan Amendment, which have been filed as exhibits hereto and are incorporated by reference herein.

Item 2. Exhibits.

Exhibit Number	Description
3.1	Amended and Restated Certificate of Incorporation (incorporated by reference to Exhibit 3.1 of the Company’s Current Report on Form 8-K filed with the Commission on December 11, 2007).

3.2	Amended and Restated Bylaws (incorporated by reference to Exhibit 3.2 of the Company’s Current Report on Form 8-K filed with the Commission on December 11, 2007).

3.3	First Amendment to Amended and Restated Bylaws (incorporated by reference to Exhibit 3.1 of the Company’s Current Report on Form 8-K filed with the Commission on February 19, 2008).

3.4	Second Amendment to Amended and Restated Bylaws (incorporated by reference to Exhibit 3.5 of the Company’s Annual Report on Form 10-K filed with the Commission on March 5, 2009).

3.5	Third Amendment to Amended and Restated Bylaws (incorporated by reference to Exhibit 3.2 of the Company’s Current Report on Form 8-K filed with the Commission on November 24, 2008).

3.6	Certificate of Ownership and Merger, dated November 21, 2008 (incorporated by reference to Exhibit 3.1 of the Company’s Current Report on Form 8-K filed with the Commission on November 24, 2008).

3.7	Fourth Amendment to the Amended and Restated Bylaws (incorporated by reference to Exhibit 3.1 of the Company’s Current Report on Form 8-K filed with the Commission on November 26, 2012).

3.8	Fifth Amendment to Amended and Restated Bylaws (incorporated by reference to Exhibit 3.1 of the Company’s Current Report on Form 8-K filed with the Commission on September 28, 2015).

3.9

Certificate of Amendment to Amended and Restated Certificate of Incorporation (incorporated by reference to Exhibit 3.1 of the Company’s Quarterly Report on Form 10-Q filed with the Commission on November 6, 2015).

3.10	Certificate of Elimination (incorporated by reference to Exhibit 3.1 of the Company’s Current Report on Form 8-K filed with the Commission on March 13, 2015).

3.11

Certificate of Designations, Preferences and Rights of Series B Junior Participating Preferred Stock of Forestar Group Inc. (incorporated by reference to Exhibit 3.1 of the Company’s Current Report on Form 8-K filed with the Commission on January 5, 2017).

3.12	Sixth Amendment to Amended and Restated Bylaws (incorporated by reference to Exhibit 3.1 of the Company’s Current Report on Form 8-K filed with the Commission on April 13, 2017).

4.1

Specimen Certificate for shares of common stock, par value $1.00 per share (incorporated by reference to Exhibit 4.2 of the Company’s Current Report on Form 8-K filed with the Commission on January 5, 2017).

4.2

Tax Benefits Preservation Plan, dated as of January 5, 2017, between Forestar Group Inc. and Computershare Trust Company, N.A. (incorporated by reference to Exhibit 4.1 of the Company’s Current Report on Form 8-K filed with the Commission on January 5, 2017).

4.3

Amendment No. 1 to Tax Benefits Preservation Plan, dated as of April 13, 2017, by and between Forestar Group Inc. and Computershare Trust Company, N.A. (incorporated by reference to Exhibit 4.1 of the Company’s Current Report on Form 8-K filed with the Commission on April 13, 2017).

4.4

Amendment No. 2 to Tax Benefits Preservation Plan, dated as of June 29, 2017, by and between Forestar Group Inc. and Computershare Trust Company, N.A. (incorporated by reference to Exhibit 4.1 of the Company’s Current Report on Form 8-K filed with the Commission on June 29, 2017).

SIGNATURE

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

Date: June 29, 2017	FORESTAR GROUP INC.

	By:	/s/ Charles D. Jehl
Name: Charles D. Jehl
Title: Chief Financial Officer

EXHIBIT INDEX

Exhibit Number	Description
3.1	Amended and Restated Certificate of Incorporation (incorporated by reference to Exhibit 3.1 of the Company’s Current Report on Form 8-K filed with the Commission on December 11, 2007).

3.2	Amended and Restated Bylaws (incorporated by reference to Exhibit 3.2 of the Company’s Current Report on Form 8-K filed with the Commission on December 11, 2007).

3.3	First Amendment to Amended and Restated Bylaws (incorporated by reference to Exhibit 3.1 of the Company’s Current Report on Form 8-K filed with the Commission on February 19, 2008).

3.4	Second Amendment to Amended and Restated Bylaws (incorporated by reference to Exhibit 3.5 of the Company’s Annual Report on Form 10-K filed with the Commission on March 5, 2009).

3.5	Third Amendment to Amended and Restated Bylaws (incorporated by reference to Exhibit 3.2 of the Company’s Current Report on Form 8-K filed with the Commission on November 24, 2008).

3.6	Certificate of Ownership and Merger, dated November 21, 2008 (incorporated by reference to Exhibit 3.1 of the Company’s Current Report on Form 8-K filed with the Commission on November 24, 2008).

3.7	Fourth Amendment to the Amended and Restated Bylaws (incorporated by reference to Exhibit 3.1 of the Company’s Current Report on Form 8-K filed with the Commission on November 26, 2012).

3.8	Fifth Amendment to Amended and Restated Bylaws (incorporated by reference to Exhibit 3.1 of the Company’s Current Report on Form 8-K filed with the Commission on September 28, 2015).

3.9

Certificate of Amendment to Amended and Restated Certificate of Incorporation (incorporated by reference to Exhibit 3.1 of the Company’s Quarterly Report on Form 10-Q filed with the Commission on November 6, 2015).

3.10	Certificate of Elimination (incorporated by reference to Exhibit 3.1 of the Company’s Current Report on Form 8-K filed with the Commission on March 13, 2015).

3.11

Certificate of Designations, Preferences and Rights of Series B Junior Participating Preferred Stock of Forestar Group Inc. (incorporated by reference to Exhibit 3.1 of the Company’s Current Report on Form 8-K filed with the Commission on January 5, 2017).

3.12	Sixth Amendment to Amended and Restated Bylaws (incorporated by reference to Exhibit 3.1 of the Company’s Current Report on Form 8-K filed with the Commission on April 13, 2017).

4.1

Specimen Certificate for shares of common stock, par value $1.00 per share (incorporated by reference to Exhibit 4.2 of the Company’s Current Report on Form 8-K filed with the Commission on January 5, 2017).

4.2

Tax Benefits Preservation Plan, dated as of January 5, 2017, between Forestar Group Inc. and Computershare Trust Company, N.A. (incorporated by reference to Exhibit 4.1 of the Company’s Current Report on Form 8-K filed with the Commission on January 5, 2017).

4.3

Amendment No. 1 to Tax Benefits Preservation Plan, dated as of April 13, 2017, by and between Forestar Group Inc. and Computershare Trust Company, N.A. (incorporated by reference to Exhibit 4.1 of the Company’s Current Report on Form 8-K filed with the Commission on April 13, 2017).

4.4

Amendment No. 2 to Tax Benefits Preservation Plan, dated as of June 29, 2017, by and between Forestar Group Inc. and Computershare Trust Company, N.A. (incorporated by reference to Exhibit 4.1 of the Company’s Current Report on Form 8-K filed with the Commission on June 29, 2017).